EXHIBIT 10.27

                          BALMORAL CONSULTANT AGREEMENT

This agreement dated Sept. 12th, 2005, is made by and between Gateway International Holdings, Inc. (OTC: GWYLPK) ("Company"), Gateway International Holdings, Inc 3840 East Eagle Drive Anaheim, CA 92807 Phone 714-630-6253 AND Balmoral Financial Services Companies (DBA Balmoral Companies). Located at 7118 Dublin rd Dublin Ohio USA referred to as (BALMORAL or "Consultant") Whereas, Gateway is involved financing and merger negotiations, and Whereas Balmoral can provide assistance in these areas, therefore in consideration of the below conditions and parties agree to enter into said agreement as follows:

1. Forfeiting, Debt        Equity financing, Consultant Services.
The company hereby employs the consultant to perform the following services in accordance with the terms and conditions set forth in this agreement. The consultant will consult with the officers and employees of the company and other operation (Exhibit A) concerning matters relating to the management of the company, their policies, and generally any matter arising out of the business affairs of the company on a specific transaction to obtain financing for the project listen in exhibit A.

2. Terms of Agreement.
This agreement will begin (August 31st, 2005) and will end (September 28th, 2006) either party may cancel this agreement on (30) days notice to the other party in writing, by registering letter or DHL or Federal Express to the address named below.

3. Time Devoted to Consultant.
It is anticipated the consultant will spend several hours each week in fulfilling its obligations under this contract, use its contact in order to try and being about additional financing for the Company or the Companies clients, or its assignees. The particular amount of time may vary from day to day or week to week. However, the consultant shall devote time and influence only on this transaction in accordance with this agreement. If more time than this is required other arrangements need to be made of this agreement amended.

4. Payment to Consultant.
The consultant will be paid upon signature $10,055. (Ten thousand fifty five dollars USD (Invoice) for first part of the work performed in accordance with this agreement and wired today August 22ed, 2005. The consultant will be additionally paid in 2,300,000 shares of 144 stock issued to Balmoral or its assignees. This stock will be due upon the execution of the final documents in exhibit A, however the 350,000 144 from the total will be issued at the executing this agreement. The balance of shares will be earned services once the equity line documents similar to the one noted in Exhibit A are issued and executed by GWYI or its assignee and the investment bank or advisor for the equity financing contemplated.

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5. Independent Contractor.
Both the company and the consultant agree that the consultant agree that the consultant will act as an independent contractor in the performance of its duties under this contract and if contracts for financing are acceptable will make other fees at closing. Accordingly, the consultant shall be responsible for payment of all taxes including Federal, State and local taxes arising out of the consultant's activities in accordance with this contract, including by the way of illustration but not limitation, Federal and State income tax, Social Security tax, Unemployment Insurance taxes, and any other taxes business license fee as required.

6. Confidential Information.
The consultant agrees that from time to time they will become aware of corporate business in the Board meetings (if invited to such meeting as a consultant) of the company and keep such information confidential. Consultant is not considered an insider. Any information received by the consultant during any furtherance of the consultant's obligations in accordance with this contract, which concerns the personal, financial or other affairs of the company will be treated by the consultant in full confidence and will not be revealed to any other persons, firms or organization. Consultant is not responsible for any outcome of the transactions of the Company.

7. Employment of Others.
The Company may from time to time request that the consultant arrange for the services of others. All costs to the consultant for those services will be paid by the company from additional funds but in no event shall the consultant employ others without the prior authorization of the Company.

8. Transactions
All existing transactions and all additional transactions including other equity or debt financing for the Company that spring from these transactions shall be administered under best efforts under the terms of this Agreement and shall not circumvention Balmoral or Company under similar arrangements.

9. Free Trading for Collateral and Finance
In general Restrictions on Transferability for free trading shares will be done by insider or directors making loans for such shares to the Company under an acceptable agreement. The Company having then access to these shares shall make them available to a contract of the Consultant to sell, assign, pledge, encumber, or hypothecate in any manner that such transfer is in the mutual interest of GWYI Board of Director in order to have certain cash advances for the merger and other financing projects of the Company. The person or entity with such shares will make them available to Balmoral or its assignees in the electronic matter, and in the names advised by Balmoral necessary for such financing under separate documentation. In addition, the Equity financing will be also done by separate agreement under Balmoral's supervision. These fees will be exactly $100,000 dollars one hundred thousand dollars and will be paid to Balmoral upon equity finance documents being delivered (SB 2) and some equity finance actually being paid to GWYI or its assignees or successors.

10. Non-Circumvention
Company is free to work with other consultants and vendor, on other projects, however the Company will use the Consultant concerning the project contemplated by Company and Balmoral and involve no other individuals, banks, investors, manufacturers, dealers or agents of any companies, without the express written permission of Balmorals, nor shall the Company circumvention Balmoral for its contracts.

11. Limitation of Liability of Parties
In no event shall the parties be liable for any indirect, special, incidental or consequential damages of any nature or kind including but not limited to delays, loss of use, loss of data, loss of profits, or loss of production, even if stockholders or officers have or have not been advised of the possibility of such damages.

12. Product Liability
With respect to all products bought or sold by Company, Consultant is not responsible to third parties for any defect, negligence, product liability, or any other theory commercial or otherwise, concerning the liability of the products, building or construction.

13. Indemnity
Both Company and Consultant agree to defend, indemnify and save all stockholder of both Company and Consultant harmless from any and all claims, actions, suits, liabilities, loss cost or damage (including attorneys' fee) incurred by either party with respect to any inaccurate representation by or breach of any warranty or obligation of Parties hereunder. The consultant is not responsible for the success for the forfeiting, financing or Merger contemplated by the Company.

14. Excusable Delays, Force Majeure
Both parties shall not be liable for delays in delivery or other performances due to causes, whether or not foreseeable, beyond its reasonable control or that of subcontractors or suppliers, research and development delays if any, including without limitation events referred to as acts of God, acts of omissions of any government or agency thereof, change of law, strikes or labor disputes, unavoidable transportation delays, civil disturbances, war, terrorism or threat thereof (whether actual or perceived, or general or specific), fires, floods, earthquakes, explosions, unavailability or cost-prohibitive pricing of goods, unavailability or cost-prohibitive pricing of the devices, investments, financing with respects to Bank, investors, or other financial institutions, as the case may be, or emergency requirements of other clients. In the event of any such delay, the date of performance shall be extended for a period equal to the time lost by reason of such delay, plus a reasonable time to resume performance.

15. Entire Agreement
This Agreement constitutes the entire agreement between Company and Consultant.

16. Modification
This Agreement shall not be modified in any way unless agreed in writing by duly authorized representatives of Company and Consultant.

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17. Severability
If any provision of this Agreement including any limitations shall be determined by a court of competent jurisdiction to be invalid of unenforceable, the provision shall be deemed to be severable from the remainder of this Agreement and shall not cause the invalidity or unenforceable of the remainder of this Agreement or of any other remedy or limitation thereof set forth in this Agreement.

18. Governing Law
This Agreement shall be in force for 19 months and extended 12 month increments unless discontinued in writing. This agreement shall be governed and construed in accordance to the laws of the State of Ohio. Franklin County United States of America (excluding any conflicts of laws rules).

19. Execution
In witness whereof the parties sign this Agreement or they're duty authorized representatives and such action has been approved by Company and Consultant resolutions on the duty set forth below.

Effective Date Upon signature by all parties hereto this Agreement shall be effective as of date hereof IN WITNESS THEREOF, the parties hereto have hereunto set their hands and seals this August 22, 2005. Company arrest it has had a Board meeting in such action on August 22nd and will later supply a Corporate Resolution.


/s/ Larry Consalvi                          /s/ Jitu Banker
----------------------------------          ------------------------------------
Name & Authorized Signature Company         Name & Authorized Signature Company


Gateway International Holdings, Inc. (OTC: GWYI. PK) ("Company")
Gateway International Holdings Inc 3840 East Eagle Drive Anaheim, CA 92807





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Name & Signature by Rodney Kincaid, CEO
BALMORAL FINANCES SERVICES COMPANIES


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xxxxxxxxxxxxxx, 200x                        EXHBIT A

                                            CONFIDENTIAL
                                             TERM SHEET

Issuer:                 xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx ("Company")

Securities:             The Company's common stock ("Stock")

Structure:              Equity Line of Credit ("Line")

Line Amount:            The Investor shall commit to purchase up to $15,000,000
                        of the  Company's  Stock  over the  course  of 36 months
                        ("Line Period"), after a registration statement of the Stock has been declared effective ("Effective Date") by the U.S. Securities and Exchange Commission ("SEC").

Put Amount:             The amount that the Company shall be entitled to
                        request from each of the purchase "Puts", shall be equal
                        to the  greater of either 1)  $100,000 or 2) 200% of the
                        averaged   daily  volume  (U.S  market   only)   ("ADV")
                        multiplied by the average of the 3 daily closing prices immediately preceding the Put Date. The ADV shall be computed using the three (3) trading days prior to the Put Date.

Pricing Period:         The 5 consecutive trading days immediately after the Put
                        Date.

Market Price:           The  lowest  closing  bid price of the Stock  during the
                        Pricing Period.

Purchase Price:         The  Purchase  Price  shall be set at 95% of the  Market
                        Price.

Put Date:               The date that the  Investor  receives Put Notice of draw
                        down by Company of a portion of the Line.

Put Restrictions:       Shall mean the days between the Put Date and the Closing
                        Date with respect to that Put. During this time, the Company shall not be entitled to deliver another Put
                        Notice.

Lock-Up: The Company agrees that any and all its officers, insiders, affiliates or other related parties shall refrain from selling any Stock, during the Pricing Period.

Floor: The Company shall automatically withdraw that portion of the put notice amount, if the Market Price with respect to that Put does not meet the Minimum Acceptable Price. The Minimum Acceptable Price is defined as 75% of the closing bid price of the common stock for the ten (10) trading days prior to the Put Date.

Closing Date:           Seven (7)  business  days  after the Put Date,  for each
                        tranche.



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 J             D

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Short Sales:            During the term of this  agreement,  the Investor agrees
                        not to engage in any short selling of the Issuer's stock.

Document
Preparation Fee:        The  Company  agrees  to pay a  non-refundable  document
                        preparation fee of $10,000 in cash for the preparation of the Investment Agreement and Registration Rights
                        Agreement. The company agrees to pay $5000 in cash upon the execution of this Term Sheet and the remaining $5000 in cash upon closing of the first Put.

Registration:           The Company  shall have a draft  registration  statement
                        covering the underlying  Stock of the Line,  prepared by
                        the   Execution   Date,   with   corporate   counsel  as
                        recommended   by  Dutchess   Capital   Management,   LLC
                        ("Dutchess") for the filing of registration statement with the SEC, within 15 days of the Execution Date
                        ("Filing Date").

Unaffiliated Broker-
Dealer:                 The  Company   shall  be  required  to  include  in  the
                        registration statement for the Line, an unaffiliated broker dealer, as required by the SEC.

Exclusivity:            From the date of the  execution of this term sheet until
                        the effective date, the Company agrees not to pursue a transaction of the nature contemplated herein with any other person unless and until good faith negotiations with the Investor have terminated.

Confidentiality:        The  Company  agrees  to keep  this  term  sheet and its
                        contents confidential and not to distribute it to, or discuss it with, any third party (other than the Company's legal and financial advisors, who shall be informed of the confidential nature of this document) without the prior express written consent of Dutchess.

This term sheet is intended for discussion purposes only and is not an offer for the purchase or sale of the Company's securities. Closing is subject to mutual agreement of final documentation between the Company and Investor. This term sheet will be considered void if not executed by both parties prior to the close of business on xxxxxxxxxxxxxx. The undersigned Company officer, on behalf of the Company hereby represents and warrants that this term sheet has been duly authorized, executed and delivered by the Company.

Agreed and Accepted;

By the Company:                                   By PIPE COMPANY SELECTED BY
                                                           Balmoral

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Date:_________________________                    Date:_________________________